Exhibit 99.7

     (Text of graph posted to Ashland Inc.'s website concerning Valvoline's premium oil sales) (% of Branded)

               2001       2002       2003       2004       2005       2006
              ------     ------     ------     ------     ------     ------

January         9.5       14.2       16.7       20.8       23.0       23.9
February       10.6       14.8       20.2       21.7       21.9       25.1
March          11.4       17.9       19.4       21.8       26.7       24.1
April          11.1       17.2       17.1       22.4       23.8       23.3
May            14.0       16.8       20.5       22.5       23.2       21.8
June           13.6       17.8       21.5       20.9       26.3
July           13.6       15.9       17.2       21.4       23.6
August         13.7       17.1       18.7       24.3       24.1
September      12.8       17.5       19.4       23.3       21.5
October        13.4       16.5       17.1       22.4       22.2
November       14.7       17.4       19.5       20.9       24.4
December       13.6       16.8       22.1       22.2       22.1